
EVER-GLORY INTERNATIONAL GROUP, INC.
100%
Perfect Dream Limited (BVI)
100%
100%
Nanjing Catch-Luck Garments Co, Ltd. ("PRC) ("Catch-Luck")
100%
Nanjing New-Tailun Garments Co, Ltd. (PRC) (" New-Tailun ")
100%
Goldenway Nanjing Garments Company Limited (PRC) ("Goldenway")
100%
Ever-Glory International Group (HK) Ltd. ("Ever-Glory HK")
100%
Ever-Glory International Group Apparel Inc.(PRC) (" Ever-Glory Apparel ")
20%
80%
Jiangsu La Go Go Fashion Company Limited (PRC) ("Jiangsu LA GO GO")
Tianjin La Go Go Fashion Company Limited (PRC) ("Tianjin LA GO GO")
100%
Chuzhou Huirui Garments Company Limited (PRC) ("Huirui")
100%
Nanjing Tai Xin Garments Trading Company Limited(PRC) ("Tai Xin")
100%
Xizang He Meida Trading Company Limited(PRC) ("He Meida")
100%
Shanghai La Go Go Fashion Company Limited (PRC) ("Shanghai LA GO GO")
100%
Shanghai Ya Lan Fashion Company Limited (PRC) ("Ya Lan")